Corporate Capital Trust, Inc. N-2
Exhibit 2(n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-________ on Form N-2 of our report dated March 18, 2013 relating to the consolidated financial statements and financial highlights of Corporate Capital Trust, Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

San Francisco, California
June 21, 2013